The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION      November 10, 2008

Pricing Supplement dated November _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================
[RBC LOGO]                                     $
                                 Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to Six (6) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 November 14, 2008

Issuance Date:                November 19, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on the 19th day of each
                              month, unless that day is not a business day, in
Coupon Payment Date (s):      which case the coupon payment date will be the
                              following business day. The final coupon will be paid on the Maturity Date.

Three Month Notes:

             Valuation Date:  February 13, 2009

              Maturity Date:  February 19, 2009

Reference Stock:

     No.   Principal  Reference Stock             Ticker     Coupon   Strike    Barrier   Term       Monitoring Method       CUSIP
     ---   ---------  ---------------             ------     ------   ------    -------   ----       -----------------       -----
            Amount                                            Rate    Price     Price
            ------                                            ----    -----     -----
    1077      $       Pfizer Inc.                  PFE        12.80%   $[ ]     70.00%  3 month     Close of Trading Day   78008GVV1

    1078      $       Wal-Mart Stores, Inc.        WMT        10.00%   $[ ]     70.00%  3 month     Close of Trading Day   78008GVW9

    1079      $       Merck & Co. Inc.             MRK        10.40%   $[ ]     65.00%  3 month     Close of Trading Day   78008GVX7

    1080      $       McDonald's Corporation       MCD        12.50%   $[ ]     75.00%  3 month     Close of Trading Day   78008GVY5

    1081      $       Apple Inc.                   AAPL       11.15%   $[ ]     60.00%  3 month     Close of Trading Day   78008GVZ2

    1082      $       JPMorgan Chase & Co.         JPM        14.65%   $[ ]     60.00%  3 month     Close of Trading Day   78008GWA6

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              October 20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                       Proceeds to Royal Bank of
       Price to Public        Agent's Commission               Canada
       ---------------        ------------------               ------



                         RBC Capital Markets Corporation
                                November _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908002314/
     f101784424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                     If the closing         If the closing
                                   market price of the    market price of the
                                     Reference Stock        Reference Stock
                                   does not fall below      falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the     Hypothetical
                                   Monitoring Period:     Monitoring Period:       Physical
                                                                                    Delivery       Hypothetical
                                      Hypothetical           Hypothetical          Amount as       Cash Delivery
      Hypothetical Final               Payment at             Payment at           Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference         Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk

Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GVV1 (PFE): [ ]% of each stated interest payment (12.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVW9 (WMT): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVX7 (MRK): [ ]% of each stated interest payment (10.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVY5 (MCD): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GVZ2 (AAPL): [ ]% of each stated interest payment (11.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWA6 (JPM): [ ]% of each stated interest payment (14.65% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. On May 30, 2008, the Company acquired The Bear Stearns Companies Inc. In September 2008, JPMorgan Chase acquired all deposits, assets and certain liabilities of Washington Mutual's (WM) banking operations from the Federal Deposit Insurance Corporation (FDIC).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o McDonald's Corporation primarily franchises and operates McDonald's restaurants in the food service industry. These restaurants serve a varied, yet limited, value-priced menu in more than 100 countries around the world. The Company also has a minority ownership interest in United Kingdom-based Pret A Manger. The Company owned Boston Market prior to its sale in August 2007. During the year ended December 31, 2006, the Company disposed of its investment in Chipotle Mexican Grill (Chipotle). All restaurants are operated either by the Company, by independent entrepreneurs under the terms of conventional franchise arrangements (franchisees), or by affiliates and developmental licensees operating under license agreements. During the year ended December 31, 2007, McDonald's Corporation sold its businesses in Brazil, Argentina, Mexico, Puerto Rico, Venezuela and 13 other countries in Latin America, and the Caribbean to a developmental licensee organization.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05231

     o Merck & Co., Inc. (Merck) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a range of products to improve human and animal health. The Company's operations are principally managed on a products basis and comprises of two business segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. Merck sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers, such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03305

     o Pfizer Inc. (Pfizer) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets prescription medicines for humans and animals. It operates in two business segments: Pharmaceutical and Animal Health. The Company also operates several other businesses, including the manufacture of gelatin capsules, contract manufacturing and bulk pharmaceutical chemicals. In January 2008, the Company completed the acquisition of Coley Pharmaceutical Group, Inc., a company whose area of capability is immunotherapy with emphasis on Toll-like receptor research and development. In January 2008, it completed the acquisition of CovX Research LLC. In June 2008, Pfizer completed the acquisition of all remaining outstanding shares of common stock of Encysive Pharmaceuticals, Inc. through a merger of Pfizer's wholly owned subsidiary, Explorer Acquisition Corp., with and into Encysive.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03619

     o Wal-Mart Stores, Inc. (Wal-Mart) operates retail stores in various formats around the world. The Company earns the trust of its customers every day by providing an assortment of merchandise and services at every day low prices (EDLP), while fostering a culture that rewards and embraces mutual respect, integrity and diversity. Wal-Mart's operations comprise three business segments: Wal-Mart Stores, Sam's Club and International. Its Wal-Mart Stores segment is the largest segment of the Company's business, accounting for 64% of its net sales, during the fiscal year ended January 31, 2008 (fiscal 2008), and operates stores in three different formats in the United States, as well as Wal-Mart's online retail operations, walmart.com. Its Sam's Club segment consists of membership warehouse clubs in the United States and the segment's online retail operations, samsclub.com. Sam's Club accounted for 11.8% of the Company's net sales during fiscal 2008.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06991

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first three quarters of 2008, as well as for the period from October 1, 2008 through November 7, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Pfizer Inc (PFE)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the              Price of the               Price of the
                                         Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               27.35                     23.8                       26.27
   04/01/2005         06/30/2005               29.21                     25.52                      27.58
   07/01/2005         09/30/2005               27.82                     24.67                      24.97
   10/01/2005         12/30/2005               25.57                     20.27                      23.32

   01/01/2006         03/31/2006               26.84                     23.6                       24.92
   04/01/2006         06/30/2006               25.72                     22.51                      23.47
   07/01/2006         09/29/2006               28.58                     22.16                      28.36
   09/30/2006         12/29/2006               28.6                      23.75                      25.9

   01/01/2007         03/30/2007               27.41                     24.55                      25.26
   03/31/2007         06/29/2007               27.73                     25.23                      25.57
   06/30/2007         09/28/2007               26.15                     23.13                      24.43
   09/29/2007         12/31/2007               25.71                     22.24                      22.73

   01/01/2008         03/31/2008               24.24                     20.19                      20.93
   04/01/2008         06/30/2008               21.6                      17.12                      17.47
   07/01/2008         09/30/2008               20.13                     17.16                      18.44
   10/01/2008         11/07/2008               19.39                     14.31                      16.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Wal-Mart Stores Inc (WMT)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the              Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               54.6                      50.06                      50.11
   04/01/2005         06/30/2005               50.5                      46.2                       48.2
   07/01/2005         09/30/2005               50.69                     42.31                      43.82
   10/01/2005         12/30/2005               50.87                     43.3                       46.8

   01/01/2006         03/31/2006               48.87                     44.52                      47.24
   04/01/2006         06/30/2006               50                        44.99                      48.17
   07/01/2006         09/29/2006               49.95                     42.31                      49.32
   09/30/2006         12/29/2006               52.15                     44.8                       46.18

   01/01/2007         03/30/2007               50.42                     45.06                      46.95
   03/31/2007         06/29/2007               51.44                     46.32                      48.11
   06/30/2007         09/28/2007               49.26                     42.09                      43.65
   09/29/2007         12/31/2007               50.05                     42.5                       47.53

   01/01/2008         03/31/2008               54.15                     43.11                      52.68
   04/01/2008         06/30/2008               59.95                     52.81                      56.2
   07/01/2008         09/30/2008               63.85                     55.34                      59.89
   10/01/2008         11/07/2008               60.3                      47                         54.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Merck & Co Inc/NJ (MRK)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
   Start Date            Date               Price of the              Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               32.61                     27.48                      32.37
   04/01/2005         06/30/2005               35.36                     30.12                      30.8
   07/01/2005         09/30/2005               32.34                     26.97                      27.21
   10/01/2005         12/30/2005               32.54                     25.5                       31.81

   01/01/2006         03/31/2006               36.65                     31.81                      35.23
   04/01/2006         06/30/2006               36.84                     32.75                      36.43
   07/01/2006         09/29/2006               42.51                     35                         41.9
   09/30/2006         12/29/2006               46.37                     41.24                      43.6

   01/01/2007         03/30/2007               46.55                     42.35                      44.17
   03/31/2007         06/29/2007               55.14                     44.52                      49.8
   06/30/2007         09/28/2007               53.81                     48.11                      51.69
   09/29/2007         12/31/2007               61.62                     51.44                      58.11

   01/01/2008         03/31/2008               61.18                     36.82                      37.95
   04/01/2008         06/30/2008               42.24                     34.49                      37.69
   07/01/2008         09/30/2008               38.9                      30.34                      31.56
   10/01/2008         11/07/2008               32.46                     23.64                      28.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              McDonald's Corp (MCD)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day             Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the               Price of the              Price of the
                                         Reference Stock in         Reference Stock in        Reference Stock in
                                                ($)                        ($)                       ($)
   ----------            ----                   ---                        ---                       ---
   01/01/2005         03/31/2005               34.56                     30.81                      31.14
   04/01/2005         06/30/2005               31.91                     27.74                      27.75
   07/01/2005         09/30/2005               35.03                     27.36                      33.49
   10/01/2005         12/30/2005               35.69                     31.48                      33.72

   01/01/2006         03/31/2006               36.75                     33.2                       34.36
   04/01/2006         06/30/2006               35.99                     31.73                      33.6
   07/01/2006         09/29/2006               40.06                     32.75                      39.12
   09/30/2006         12/29/2006               44.68                     38.95                      44.33

   01/01/2007         03/30/2007               46.21                     42.31                      45.05
   03/31/2007         06/29/2007               52.88                     44.26                      50.76
   06/30/2007         09/28/2007               55.73                     46.64                      54.47
   09/29/2007         12/31/2007               63.694                    54.67                      58.91

   01/01/2008         03/31/2008               59.48                     49.36                      55.77
   04/01/2008         06/30/2008               61.76                     55.14                      56.22
   07/01/2008         09/30/2008               67                        55.5454                    61.7
   10/01/2008         11/07/2008               64.02                     45.79                      55.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc (AAPL)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
   ----------            ----                  ---                       ---                        ---
   01/01/2005         03/31/2005               45.44                     31.3                       41.67
   04/01/2005         06/30/2005               44.45                     33.11                      36.81
   07/01/2005         09/30/2005               54.56                     36.29                      53.61
   10/01/2005         12/30/2005               75.46                     47.87                      71.89

   01/01/2006         03/31/2006               86.4                      57.67                      62.72
   04/01/2006         06/30/2006               73.8                      55.41                      57.27
   07/01/2006         09/29/2006               77.78                     50.16                      76.98
   09/30/2006         12/29/2006               93.159                    72.6                       84.84

   01/01/2007         03/30/2007               97.8                      81.9                       92.91
   03/31/2007         06/29/2007              127.61                     89.6                      122.04
   06/30/2007         09/28/2007              155                       111.62                     153.47
   09/29/2007         12/31/2007              202.96                    150.63                     198.08

   01/01/2008         03/31/2008              200.26                    115.44                     143.5
   04/01/2008         06/30/2008              192.24                    143.61                     167.44
   07/01/2008         09/30/2008              180.91                    100.59                     113.66
   10/01/2008         11/07/2008              116.4                      85                         98.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
   Start Date            Date               Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               39.69                     34.32                      34.6
   04/01/2005         06/30/2005               36.5                      33.35                      35.32
   07/01/2005         09/30/2005               35.95                     33.31                      33.93
   10/01/2005         12/30/2005               40.56                     32.92                      39.69

   01/01/2006         03/31/2006               42.43                     37.88                      41.64
   04/01/2006         06/30/2006               46.8                      39.33                      42
   07/01/2006         09/29/2006               47.49                     40.4                       46.96
   09/30/2006         12/29/2006               49                        45.51                      48.3

   01/01/2007         03/30/2007               51.95                     45.91                      48.38
   03/31/2007         06/29/2007               53.25                     47.7                       48.45
   06/30/2007         09/28/2007               50.48                     42.16                      45.82
   09/29/2007         12/31/2007               48.02                     40.15                      43.65

   01/01/2008         03/31/2008               49.29                     36.01                      42.95
   04/01/2008         06/30/2008               49.95                     33.96                      34.31
   07/01/2008         09/30/2008               49                        29.24                      46.7
   10/01/2008         11/07/2008               50.63                     32.52                      37.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about November 19th, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                November _, 2008